Exhibit 99.1

	Contacts:	Joyce M. Schuldt, Executive VP & CFO Pioneer Drilling Company
(210) 828-7689

FOR IMMEDIATE RELEASE		Ken Dennard / ksdennard@drg-e.com
Lisa Elliott / lelliott@drg-e.com
DRG&E / (713) 529-6600
Pioneer Completes Acquisition of the WEDGE Companies
& Separately Acquires Competition Wireline
SAN ANTONIO, Texas, March 3, 2008 — Pioneer Drilling Company (AMEX: PDC) has completed its previously announced acquisition of WEDGE Well Services, L.L.C., WEDGE Wireline Services, Inc. and WEDGE Fishing and Rental Services, L.L.C. (the “WEDGE Companies”) from affiliates of WEDGE Group Incorporated. The WEDGE Companies provide oil and gas well workover, wireline and fishing and rental services to energy producers throughout the United States.
In a separate transaction, Company also purchased Prairie Investors, d/b/a Competition Wireline (“Competition Wireline”), located in Billings, Montana. Competition Wireline brings the latest high-tech, pulsed-neutron tool to Pioneer’s mix of services, along with six additional wireline trucks and an intact management team with an average of over 20 years of wireline experience.
Effective with these acquisitions, Pioneer has organized its operations into two divisions: the Pioneer Drilling Services Division and the new Pioneer Production Services Division. The Company’s Drilling Services Division operates 69 drilling rigs throughout the U.S. and Colombia. Mr. Franklin C. “Red” West, formerly the Company’s Chief Operating Officer, will serve as President of Pioneer’s Drilling Services Division. Together, the WEDGE Companies and Competition Wireline comprise Pioneer’s Production Services Division, which will operate 62 workover rigs, 51 wireline trucks and approximately $13 million in fishing and rental tools throughout the United States. Mr. Joseph B. Eustace, formerly President of the WEDGE Companies, will serve as President of Pioneer’s Production Services Division. Both Mr. West and Mr. Eustace will report to Mr. Wm. Stacy Locke, the Company’s President and Chief Executive Officer.
The addition of the Pioneer Production Services Division allows Pioneer to add new platforms for growth both domestically and internationally, beginning with a complementary market footprint to develop cross-selling opportunities to existing customers, enhance Pioneer’s exposure to the stable, less cyclical production phase of the well life and add a well-seasoned management team and workforce to continue producing excellent results for Pioneer’s shareholders.
Pioneer has secured a new $400 million, five-year, senior secured revolving credit facility in conjunction with these transactions, which have a combined purchase price of approximately $340 million. This new credit facility, along with the Company’s cash on hand and internally generated cash flow, is expected to provide adequate working capital for the Company’s operations and continued growth.
“We are thrilled to have completed the acquisitions of the WEDGE Companies and Competition Wireline,” Mr. Locke said. “In addition to state-of-the-art equipment, these acquisitions bring experienced, proven management teams, along with solid operations and administrative personnel who have demonstrated the ability to create sustainable, profitable growth. We are proud to have them as part of the Pioneer team. By organizing our Company into operating divisions, each headed by experienced, proven leaders, we further position Pioneer to take advantage of this talent for continued expansion and growth. Our production services acquisitions, along with our recent international expansion in our Drilling Services Division, are major steps toward our long-held strategic goal of transforming Pioneer into a multi-national energy services provider.”
Pioneer estimates its Production Services Division will contribute, on an annualized basis for the 2008 calendar year, $165 million to $185 million of revenue. In addition, Pioneer is committed to a consistent and dedicated growth strategy for these businesses, allocating approximately $30 million in capital expenditures for the Division during 2008. Considering current equipment and projected 2008 capital expenditures, the Company estimates annualized 2008 depreciation and amortization to range between $17 million and $19 million and annualized 2008 interest expense to range between $12 million and $14 million. After considering integration costs, the Company expects annualized 2008 selling, general and administrative costs to approximate $18 million to $20 million.
Simmons & Company International acted as financial advisor, and Fulbright & Jaworski L.L.P. acted as legal advisor to Pioneer in this transaction.
Conference Call
Pioneer’s management team will hold a conference call today, Monday, March 3, at 4:15 p.m. Eastern Time (3:15 p.m. Central), to discuss this transaction. To participate in the call, dial (303) 262-2137 at least 10 minutes early and ask for the Pioneer conference call. A replay will be available approximately two hours after the call ends and will be accessible until March 11. To access the replay, dial (303) 590-3000 and enter the pass code 11110036#.
Investors, analysts and the general public can listen to the conference call over the Internet by accessing Pioneer’s Web site at www.pioneerdrlg.com. To listen to the live call on the Web, please visit Pioneer’s Web site at least 10 minutes early to register and download necessary audio software. An archive will be available shortly after the call. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or e-mail dmw@drg-e.com.
About Pioneer Drilling Company
The Pioneer Drilling Services Division provides land contract drilling services to independent and major oil and gas operators drilling wells in Texas, Louisiana, Oklahoma, Kansas and in the Rocky Mountain region and internationally in Colombia. Its fleet consists of 69 land drilling rigs that drill in depth ranges between 6,000 and 18,000 feet.
Pioneer Production Services Division provides workover rig services, wireline services and fishing and rental services to U.S. oil and gas producers. The Pioneer Well Services Group provides a range of well services in the U.S. Gulf Coast region and East Texas utilizing a fleet of 62 rigs (1 400-horsepower rig, 58 550-horsepower rigs and 3 600-horsepower rigs) and pump packages capable of working at depths of 20,000 feet to complete, maintain, and work over oil and natural gas producing wells. Eight new well service rigs are on order for delivery in 2008.

The Pioneer Wireline Services Group offers open and cased-hole wireline services in the Mid-Continent region, the Rockies, Wyoming and North Dakota, with a fleet of 51 wireline units. Services include radial and standard cement bond logging with gamma-ray-neutron, casing calipers, temperature logging, pipe recovery, bridge plugs and a full range of perforating, including tubing-conveyed perforating. In addition, the group operates the latest pulsed-neutron technology in through-casing logs, utilizing a direct, deeper-reading neutron detector.
Pioneer Fishing & Rental Services Group provides services out of four locations in Texas and Oklahoma, offering fishing and rental equipment, air drilling equipment, power swivels and blowout preventers.
Forward-Looking Statements
This news release contains forward-looking statements regarding future events and is subject to risks and uncertainties. Statements in this news release that are not historical, including statements regarding Pioneer’s or its management’s intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Pioneer wishes to caution you that there are some factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to: difficulty in integrating the services of the Wedge Companies into Pioneer in an efficient and effective manner; challenges in achieving strategic objectives; the risk that our markets do not evolve as anticipated; and the potential loss of the services of key employees of the Wedge Companies. Pioneer refers you to the documents it files from time to time with the SEC, specifically the section titled “Item 1A. Risk Factors” of Pioneer’s most recent Annual Report filed on Form 10-K and Quarterly Report filed on Form 10-Q, which contains and identifies other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
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